UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

The Timken Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St. NW North Canton, Ohio		44720
(Address of Principal Executive Offices)		(Zip Code)

(234) 262-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In connection with the sale of $400,000,000 aggregate principal amount of 4.500% Senior Notes due 2028 by The Timken Company (the “Company”), the Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-226469):

1.    Underwriting Agreement, dated as of August 22, 2018, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, acting as representatives of the several underwriters listed in Schedule I thereto;

2.    Indenture, dated as of September 6, 2018, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee;

3.    First Supplemental Indenture, dated as of September 6, 2018, by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note); and

4.    Opinion of Jones Day.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated as of August 22, 2018, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, acting as representatives of the several underwriters listed in Schedule I thereto.

4.1	Indenture, dated as of September 6, 2018, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of September 6, 2018, by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

September 6, 2018	By:	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President, Chief Financial
Officer